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                                                                Exhibit 23.2



                                           [ARTHUR ANDERSEN LOGO APPEARS HERE]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our report dated March 10, 1999 relating to the consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.) as of December 31, 1998, and to all references to our Firm included in or made a part of this registration statement.


   /s/ Arthur Andersen LLP

   Denver, Colorado,
    April 2, 2001.